                                                                   Exhibit 3.244

                              ARTICLES OF AMENDMENT

SUBMIT IN DUPLICATE

1.   CORPORATE NAME: Medical Emergency Service Associates (MESA), Inc.

2.   MANNER OF ADOPTION OF AMENDMENT:

          The following amendment of the Articles of Incorporation was adopted on April 30, 1996 in the manner indicated below. ("X" one box only)

[ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

[ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

[ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

[ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

[X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3.   TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

See Attachment

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
     (If not applicable, insert "No change") No change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

     No Change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

No Change

                  Before Amendment   After Amendment
                  ----------------   ---------------
Paid-in Capital   $_______________   $______________

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated May 13, 1996 Medical Emergency Service Associates
(Exact Name of Corporation at date of execution)

attested by See Attachment              by (MESA), Inc.


-------------------------------------   ----------------------------------------
(Signature of Secretary or              (Signature of President or
Assistant Secretary)                    Vice President)

-------------------------------------   ----------------------------------------
(Type or Print Name and Title)          (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true. Dated ______________, 19__

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                MEDICAL EMERGENCY SERVICE ASSOCIATES (MESA), INC.

                   Pursuant to the provisions of Section 10.30
                    of the Illinois Business Corporation Act

We, the undersigned, for the purpose of amending and restating the Articles of Incorporation of Medical Emergency Service Associates (MESA), Inc. in their entirety under the provisions of and subject to the requirements of the Business Corporation Act of the State of Illinois, do HEREBY CERTIFY as follows:

RESTATED FIRST: The name of the corporation (the "Corporation") is: MEDICAL EMERGENCY SERVICE ASSOCIATES (MESA), INC.

RESTATED SECOND: The date of incorporation of the Corporation was January 20, 1969, the name of the Corporation at the time of the incorporation was MEDICAL EMERGENCY SERVICE ASSOCIATES (MESA), S.C. Effective April 30, 1996, the Corporation amended its name to MEDICAL EMERGENCY SERVICE ASSOCIATES (MESA), INC. and amended its purpose to become an Illinois business corporation.

RESTATED THIRD: The address of the registered office of the Corporation in the State of Illinois is 4915 Kirchoff Rd., Rolling Meadows, IL 60098 (Cook). The name of the Corporation's registered agent at such address is Candy Mikulecky.

RESTATED FOURTH The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act.

RESTATED FIFTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is One Hundred and Five Thousand (105,000) shares consisting of.

Type of Shares      Number of Shares   Par Value of Shares
--------------      ----------------   -------------------
Common Stock             100,000         $10.00 per share
Preferred A Stock          5,000           No par value

RESTATED SIXTH: The amount of paid in capital as of the date of filing these Amended and Restated Articles of Incorporation is $1,445,564.

AMENDED SEVENTH: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

All shareholders shall at all times be physicians duly licensed to practice under the Medical Practice Act of Illinois.

Common Stock

1. Dividends. Holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors, in its discretion, out of funds legally available therefor.

2. Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, after there shall have been paid to or set apart for the holders of the shares of Preferred A Stock the full preferential amounts to which they are entitled to receive pro-rata all of the remaining assets of the Corporation available for distribution to its shareholders.

Preferred A Stock

1. Dividends. Holders of shares of Preferred A Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors, in its discretion, out of funds legally available therefor.

2. Voluntary Redemption. The Corporation may redeem at any time or from time to time all or part of the then outstanding shares of Preferred A Stock, on payment for each share to be redeemed of $333.33 together with all declared (up to but excluding the date of such payment) and unpaid dividends thereon, without interest, such amount constituting and being hereinafter referred to as the "Redemption Price."

In case a part only of the shares of Preferred A Stock is at any time to be redeemed, the shares so to be redeemed shall be selected on a pro-rata basis, disregarding fractions, according to the number of shares of Preferred A Stock held by each of the registered holders thereof, or on any other basis approved by an instrument in writing executed by the holders of all of the shares of Preferred A Stock outstanding at the time of such approval. If a part only of the shares of Preferred A Stock represented by any certificate shall be redeemed or, in accordance with the provisions hereinafter set out, purchased by the Corporation for cancellation, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

In any voluntary redemption of shares of Preferred A Stock, except where the Corporation is exercising an option to purchase shares of Preferred A Stock which a holder thereof has first offered for sale to a third party, the Corporation shall not less than five days and not more than sixty days before the date specified for redemption send by prepaid mail or deliver to the registered address of each person who at the date of mailing or delivery is a registered holder of shares of Preferred A Stock to be redeemed, a notice in writing of the intention of the Corporation to redeem such shares of Preferred A Stock. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but if notice is given forthwith to such holder or holders, it shall have the same force and effect as if given in due time. Such notice shall set out the number of shares of Preferred A Stock held by the person to whom it is addressed which are to be redeemed, the Redemption Price, the date specified for redemption and the place or places within the United States at which holders of shares of Preferred A Stock may present and surrender such shares for redemption. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the shares of Preferred A Stock to be redeemed the Redemption Price of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places within the United States specified in such notice of redemption, of the certificate or certificates representing the shares of Preferred A Stock called for redemption. Payment in respect of the shares of Preferred A Stock being redeemed shall be made by check payable to the holders thereof in lawful money of the United States at any branch in the United States of the Corporation's bankers. From and after the date specified for redemption in any such notice of redemption, the shares of Preferred A Stock called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the right of the holders shall remain unaffected.

The Corporation shall have the right at any time after the mailing or delivery of notice of its intention to redeem the shares of Preferred A Stock to deposit the Redemption Price of the shares of Preferred A Stock so called for redemption, or of such of the shares of Preferred A Stock which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any bank in the United States named in such notice or in a subsequent notice to the holders of the shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of the shares of Preferred A Stock called for redemption upon presentation and surrender to such bank of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice or subsequent notice, whichever is the later, the shares of Preferred A Stock in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, their proportionate part of the amount so deposited upon presentation and surrender of the certificate or certificates representing their shares of Preferred A

Stock being redeemed. Any interest allowed on such deposit shall belong to the Corporation.

All shares of Preferred A Stock redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred A Stock, without designation as to series, and may thereafter be issued.

3. Conversion or Exchange. The holders of the shares of Preferred A Stock shall have no right to convert such shares of Preferred A Stock into or exchange such shares of Preferred A Stock for shares of any other class or classes or any other series of any class or classes of capital stock of the Corporation.

4. Voting Rights. Except as provided by Section 8 below, the holders of the shares of Preferred A Stock shall not be entitled to receive notice of, to attend or to vote at any meetings of shareholders of the Corporation except as provided by law.

5. Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the shares of Preferred A Stock shall be entitled to receive in the aggregate from the assets of the Corporation, on a pro-rata basis, a sum equal to the product of the Redemption Price and the number of shares of Preferred A Stock outstanding, before any amount shall be paid to, or assets of the Corporation distributed amongst, the holders of the shares of Common Stock or any other shares of the Corporation ranking as to capital junior to the shares of Preferred A Stock. After payment to the holders of the shares of Preferred A Stock of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

If the assets of the Corporation available for distribution to the holders of shares of Preferred A Stock shall be insufficient to permit the payment in full of the sums payable hereunder to such. holders upon any such liquidation, dissolution, winding up or other distribution of assets of the Corporation among its shareholders for the purpose of winding up, all of the assets of the Corporation available for distribution to the holders of shares of Preferred A Stock shall be distributed ratably among the holders of the shares of Preferred A Stock in proportion to the amounts they respectively would be entitled to receive if such assets were sufficient to permit a payment in full of said sums.

6. Interpretation. In the event that any date on which any dividend on the shares of Preferred A Stock is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day.

For the purpose of these share provisions:

(a) "Business Day" means a day other than a Saturday, a Sunday or any other day that is a statutory holiday under the laws of the State of Illinois or the laws of the United States applicable therein, and

(b) "ranking as to capital junior" means ranking junior with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

7. Amendment. The rights, privileges, restrictions and conditions attached to the shares of Preferred A Stock may be added to, changed or removed by Articles of Amendment but only with the prior approval of the holders of the shares of Preferred A Stock given as hereinafter specified in addition to any other vote or authorization required by law.

Preemptive Rights

No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights

The holders of shares of each and every class and series in the Corporation shall not be entitled to cumulative voting rights in the election of directors of the Corporation, in any and all circumstances.

RESTATED EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Illinois, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

RESTATED NINTH: The election of directors of the Corporation need not be by written ballot unless Bylaws of the Corporation shall so provide.

RESTATED TENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

AMENDED ELEVENTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 5/8.75 of the Illinois Business Corporation Act of the State of Illinois, or (iv) for any transaction. from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Illinois is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Illinois, as so amended. Any repeal or modification of the provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned individuals, being the President and Secretary of the Corporation, pursuant to the Illinois Business Corporation Act, do hereby declare, certify and acknowledge under penalties of perjury that the facts herein stated are true and that this Amended and Restated Articles of Incorporation is their act and deed, and accordingly have hereunto set their hand, this 13 day of May, 1996.


/s/ William F. Miller
-------------------------------------
William F. Miller, President

ATTESTED BY:


/s/ Robert F.Anderson
-------------------------------------
Robert F. Anderson, Secretary

                              ARTICLES OF AMENDMENT

SUBMIT IN DUPLICATE

1. CORPORATE NAME: Medical Emergency Service Associates (Mesa), Inc.

2. MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of incorporation was adopted on May 1, 1998 in the manner indicated below. ("X" one box only)

[ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

[ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

[ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

[ ] By the shareholders. In accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent In writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation, Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

[X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

EmCare Services of Illinois, Inc.
(NEW NAME)

All changes other than name, include on page 2
(over)

Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

Page 2

4. The manner, if not set forth on Article 3b, in which any exchange, reclassification on or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment. is as follows: (If not applicable, insert "No change")

NO CHANGE

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert "No change")

NO CHANGE

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

NO CHANGE

                  Before Amendment   After Amendment
                  ----------------   ---------------
Paid-in Capital   $_______________   $______________

(Complete either item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duty authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated May 29, 1998

Medical Emergency Service Associates (Mesa), Inc.
(Exact Name of Corporation at date of execution)

attested by


/s/ Scott W. Roloff
-------------------------------------
Signature of Secretary or Assistant
Secretary)

Scott W. Roloff, Secretary
(Type or Print Name and Title)


by /s/ William F. Miller, III
   ----------------------------------
Signature of President or
Vice President)

William F. Miller, III, President
(Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated __________________, 19__

_____________________________________   ________________________________________

_____________________________________   ________________________________________

_____________________________________   ________________________________________

_____________________________________   ________________________________________

STATEMENT OF
CHANGE
OF REGISTERED AGENT
AND/OR REGISTERED
OFFICE

SUBMIT IN DUPLICATE

Approved:

Remit payment in check or money order, payable to "Secretary of State."

Type or print in black ink only.
See reverse side for signature(s).

1. CORPORATE NAME: Emcare Services of Illinois, Inc.

2. STATE OR COUNTRY OF INCORPORATION: IL

3. Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent Illinois Corporation Service Company

Registered Office 700 South Second Street, Springfield, 62704 Sangamon

4. Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent Illinois Corporation Service company

Registered Office 801 Adlai Stevenson Drive, Springfield, IL 62703 Sangamon

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6. The above change was authorized by: ("X" one box only)

a. By resolution duly adopted by the board of directors. (Note 5)

b. By action of the registered agent . (Note 6)

7. (If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated ___________________________, ______  _____________________________________
      (Month & Day)                (Year)  (Exact Name of Corporation)


-------------------------------------
(Any Authorized Officer's Signature)

-------------------------------------
(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6) The undersigned, under penalties of perjury, affirms that the facts stated herein are true. Dated October 31, 2003


/s/ Mark Rosser
-------------------------------------
(Signature of Registered Agent of
Record)
Illinois Corporation Service Company
Mark Rosser, Vice President